Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Announces Record Third Quarter 2018 Results; Sixth Consecutive Quarterly Distribution Increase

FORT WORTH, Texas, November 8, 2018 — Kimbell Royalty Partners, LP (NYSE: KRP) (“Kimbell Royalty Partners” or “Kimbell”), a leading owner of oil and natural gas mineral and royalty interests across 28 states, today announced financial and operating results for the third quarter ended September 30, 2018.

Third Quarter Highlights

Third quarter results include the acquisition of certain subsidiaries of Haymaker Minerals & Royalties, LLC and Haymaker Properties, L.P. (together, “Haymaker”), which closed on July 12, 2018.

•                  Q3 distribution of $0.45 per common unit, up $0.02 or 5% per unit from Q2 and up 45% compared with Q3 last year

•                  Average daily production of 8,546 Boe per day, up 135% from Q2 and up 159% from Q3 last year, with total Q3 2018 production of 731,253 Boe consisting of 176,789 Bbls of oil, 2,766,750 Mcf of natural gas and 93,339 Bbls of natural gas liquids

•                  Oil, natural gas and NGL revenues of $21.1 million, up 94% from Q2 and up 158% from Q3 last year

•                  Net loss of $3.8 million, compared to net income of $1.4 million from Q2 and $0.1 million from Q3 last year

•                  Adjusted EBITDA of $14.0 million, up 82% from Q2 and up 166% from Q3 last year

Recent Developments

•                  Completed change in Kimbell’s status from a pass-through partnership to a taxable entity, enabling Kimbell to target a significantly larger investor base

•                  Distributions will be substantially return of capital, which is non-taxable to unitholders

•                  Completed a follow-on equity offering of 3.45 million common units at a price of $19.00 per common unit in October 2018

•                  Paid down $61.0 million on $200.0 million revolving credit facility with the net proceeds from the follow-on equity offering, with a current revolving credit facility balance of $87.3 million and $112.7 million of availability

“We delivered another record quarter in terms of production, revenues, adjusted EBITDA and cash available for distribution.  The Haymaker acquisition is proving to be the transformational acquisition that we had envisioned. The full integration will be completed this year ahead of schedule and the asset

Kimbell Royalty Partners, LP – News Release

performance to date is excellent,” said Robert Ravnaas, Chairman and Chief Executive Officer of Kimbell Royalty Partners’ general partner.

“We completed our first follow-on equity offering in early October, which not only helped de-lever our balance sheet, but also significantly increased our public float.  Our average daily trading volume is up more than 300% since we completed our equity offering and we expect this to continue to improve over time. We also completed our conversion to a corporation for tax purposes, which we believe will be a significant driver of increased investor interest within the energy yield space.  Management continues to be very bullish about the royalty sector and the number of acquisitions we are seeing is now at an all-time high.  And, finally, we recently announced our sixth consecutive distribution increase.  It has been a very busy 2018 and we look forward to more positive developments in the months and years to come.”

Third Quarter 2018 Distribution

On October 26, 2018, Kimbell announced a distribution of $0.45 per common unit, payable on November 12, 2018 to common unitholders of record on November 5, 2018.  Kimbell began recording revenues from the Haymaker assets in its the third quarter financials from and after the closing date, as permitted under generally accepted accounting principles in the United States (“GAAP”).  In addition, since Kimbell was entitled to revenues from the Haymaker assets from the effective date of April 1, 2018, Kimbell’s cash available for distribution in the third quarter of 2018 includes revenues attributable to the Haymaker assets from the beginning of the quarter, and a portion of such revenues have been included in the third quarter distribution.  Additional revenues received from the effective date of the Haymaker acquisition are expected to be used to pay down borrowings under the revolving credit facility in the fourth quarter of 2018.

Financial Highlights

Third quarter results include the Haymaker acquisition, which closed on July 12, 2018.  Total revenue increased 72% from the prior quarter to $18.4 million, and was up from $8.4 million from the third quarter last year.  Third quarter net loss was $3.8 million, compared to net income of $1.4 million in the prior quarter and net income of $0.1 million in the third quarter last year. Third quarter net loss attributable to common units was $3.7 million, or $0.15 per common unit. In connection with the conversion to a taxable entity, Kimbell reported a non-cash tax provision of $2.0 million in the third quarter of 2018.

Adjusted EBITDA for the quarter totaled $14.0 million, versus $7.7 million in the prior quarter and $5.3 million in the third quarter last year.  (Adjusted EBITDA is a non-GAAP measure.  Please see a reconciliation to the nearest GAAP measures at the end of this news release).  Average realized price per barrel (Bbl) for oil was $64.77, natural gas per thousand cubic feet (Mcf) was $2.56, and natural gas liquids (NGLs) per Bbl was $27.45.

Production

Third quarter average daily production increased 135% from the prior quarter with 8,546 barrels of oil equivalent (Boe) per day, for total production of 731,253 Boe.  Revenues were derived 65% from liquids

Kimbell Royalty Partners, LP – News Release

(53% from oil and 12% from NGLs), 33% from natural gas and 2% from lease bonuses. Production was composed of approximately 37% liquids (24% oil and 13% NGLs) and 63% natural gas on a 6:1 basis.

Liquidity

At September 30, 2018, Kimbell had $148.3 million outstanding under its $200.0 million revolving credit facility and was in compliance with all related financial covenants.  After giving effect to the pay down of borrowings under the revolving credit facility with net proceeds from the equity offering in early October, the current balance was $87.3 million and total debt to Adjusted EBITDA ratio was 1.4x.

Hedging

Kimbell hedges its daily production in manner that approximates the amount of debt and/or preferred equity as a percent of its enterprise value.  As of September 30, 2018, Kimbell had hedged daily oil and natural gas production of approximately 30% of its production.  After giving effect to the pay down of borrowings under the revolving credit facility in early October 2018, Kimbell has hedged daily oil and natural gas production of approximately 25% of its production.  Please see the supplemental schedule at the end of this news release for hedging details.

Conference Call

Kimbell will host a conference call and webcast today at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss third quarter results.  To access the call live by phone, dial (201) 389-0869 and ask for the Kimbell call at least 10 minutes prior to the start time.  A telephonic replay will be available through November 15th by calling (201) 612-7415 and using pass code 13683436#.  A webcast of the call will also be available live and for later replay on Kimbell’s website at http://kimbellrp.investorroom.com under Events and Presentations.

About Kimbell Royalty Partners, LP

Kimbell (NYSE: KRP) is a limited partnership based in Fort Worth, Texas, and is managed by its general partner, Kimbell Royalty GP, LLC. Kimbell owns mineral and royalty interests in approximately 11.1 million gross acres in 28 states and in nearly every major onshore basin in the continental United States, including ownership in more than 84,000 gross producing wells, with over 38,000 wells in the Permian Basin. To learn more, visit http://www.kimbellrp.com.

Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements involve risks and uncertainties, including risks relating to Kimbell’s change to a taxable entity, business, prospects for growth and acquisitions and the securities markets generally.  Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell’s filings with the Securities and Exchange Commission (“SEC”).  These include risks that the anticipated benefits of the election to change to a taxable entity are not realized, as well as risks

Kimbell Royalty Partners, LP – News Release

inherent in oil and natural gas drilling and production activities, including risks with respect to low or declining prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow; risks related to the impairment of oil and natural gas properties; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices; risks regarding Kimbell’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance; risks relating to Kimbell’s hedging activities; risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks relating to delays in receipt of drilling permits; risks relating to unexpected adverse developments in the status of properties; risks relating to borrowing base redeterminations by Kimbell’s lenders; risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to acquisitions, dispositions and drop downs of assets; risks relating to Kimbell’s ability to realize the anticipated benefits from and to integrate acquired assets, including the assets acquired in the Haymaker Acquisition; and other risks described in Kimbell’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release.

Contact:

Rick Black

Dennard Lascar Investor Relations

krp@dennardlascar.com

(713) 529-6600

— Financial statements follow —

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Balance Sheet

(Unaudited, in thousands)

September 30,
2018
Assets:
Current assets
Cash and cash equivalents	$16,528
Oil, natural gas and NGL receivables	17,498
Other current assets	427
Total current assets	34,453
Property and equipment, net	453
Oil and natural gas properties
Oil and natural gas properties (full cost method)	731,085
Less: accumulated depreciation, depletion and accretion	(85,533)
Total oil and natural gas properties	645,552
Loan origination costs, net	3,436
Total assets	$683,894
Liabilities, mezzanine equity and unitholders’ equity:
Current liabilities
Accounts payable	$1,502
Other current liabilities	3,995
Commodity derivative liabilities	770
Total current liabilities	6,267
Commodity derivative liabilities	3,045
Deferred tax liability	1,475
Long-term debt	148,310
Total liabilities	159,097
Commitments and contingencies
Mezzanine equity:
Series A preferred units	67,904
Equity:
Additional paid in capital	36,608
Common units	210,186
Class B units	648
Total unitholders equity	247,442
Noncontrolling interest	209,451
Total equity	456,893
Total liabilities, mezzanine equity, and equity	$683,894

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Statement of Operations

(Unaudited, in thousands, except per-unit data and unit count)

	Three Months Ended	Three Months Ended
	September 30, 2018	September 30, 2017
Revenue
Oil, natural gas and NGL revenues	$21,085	$8,174
Lease bonus and other income	358	177
Loss on commodity derivative instruments	(3,036)	—
Total revenues	18,407	8,351
Costs and expenses
Production and ad valorem taxes	1,410	779
Depreciation, depletion and accretion expenses	7,607	4,489
Marketing and other deductions	1,690	424
General and administrative expenses	4,879	2,315
Total costs and expenses	15,586	8,007
Operating income	2,821	344
Other expense
Interest expense	1,843	225
Net income (loss) before income taxes	978	119
Provision for income taxes	1,977
Net (loss) income before distribution and accretion on	(999)	119
Series A preferred units
Distribution and accretion on Series A preferred units	(2,840)	—
Net (loss) income	(3,839)	119
Net loss attributable to noncontrolling interests	(141)	—
Net (loss) income attributable to Kimbell Royalty Partners LP	(3,698)	119
Distribution on Class B units	(13)	—
Net (loss) income attributable to common units	$(3,711)	$119

Basic	$(0.15)	$0.01
Diluted	$(0.15)	$0.01
Weighted average number of common units outstanding
Basic	24,079,289	16,337,985
Diluted	24,079,289	16,503,664

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP
Supplemental Schedules

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA is used as a supplemental non-GAAP financial measure by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies.  We believe Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations period to period without regard to our financing methods or capital structure.  In addition, management uses Adjusted EBITDA to evaluate cash flow available to pay distributions to our unitholders.  We define Adjusted EBITDA as net income (loss) before interest expense, net of capitalized interest, non-cash unit-based compensation, unrealized gains and losses on commodity derivative instruments, impairment of oil and natural gas properties, income taxes and depreciation, depletion and accretion expense.  Adjusted EBITDA is not a measure of net income (loss) or net cash provided by operating activities as determined by generally accepted accounting principles in the United States (“GAAP”).  We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.  Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA.  Adjusted EBITDA should not be considered an alternative to net income, oil, natural gas and natural gas liquids revenues, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  We expect that cash available for distribution for each quarter will generally equal our Adjusted EBITDA for the quarter, less cash needed for debt service and other contractual obligations and fixed charges and reserves for future operating or capital needs that the board of directors may determine is appropriate.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedule

(Unaudited, in thousands, except per unit data and unit count)

	Three Months Ended	Three Months Ended
	September 30, 2018	September 30, 2017
Reconciliation of net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$685	$5,387
Interest expense	1,843	225
Current income tax expense	501	—
Amortization of loan origination costs	(177)	(15)
Unit-based compensation	(751)	(434)
Change in fair value of open commodity derivative instruments	(2,814)	—
Changes in operating assets and liabilities:
Oil, natural gas and NGL revenues receivable	8,977	556
Other receivables	200	65
Accounts payable	3,750	228
Other current liabilities	(1,786)	(1,179)
EBITDA	$10,428	$4,833
Add:
Unit-based compensation	751	434
Change in fair value of open commodity derivative instruments	2,814	—
Adjusted EBITDA	$13,993	$5,267

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedule

(Unaudited, in thousands)

Three Months Ended
September 30, 2018

Net loss before distribution and accretion on Series A preferred units	$(999)
Depreciation, depletion and accretion expenses	7,607
Interest expense	1,843
Provision for income taxes	1,977
EBITDA	$10,428
Unit-based compensation	751
Change in fair value of open commodity derivative instruments	2,814
Adjusted EBITDA	$13,993

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Cash interest expense	1,243
Cash distributions on Series A preferred units	706
Cash distributions on Class B units	13
Cash available for distribution	$12,031

Units outstanding on September 30, 2018	26,839,462

Cash available for distribution per common unit outstanding	$0.45

Units outstanding on November 5, 2018 Record Date(1)	30,289,462

Third quarter 2018 distribution declared	$0.45

(1) Includes 3.45 million common units issued in public offering.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedule

(Unaudited, in thousands)

Three Months Ended
June 30, 2018

Net income	$1,378
Depreciation, depletion and accretion expenses	3,432
Interest expense	484
EBITDA	$5,294
Transaction costs	1,189
Unit-based compensation	723
Unrealized loss on commodity derivative instruments	469
Adjusted EBITDA	$7,675

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Cash interest expense	502
Cash available for distribution	$7,173

Limited partner units outstanding	16,839,462

Cash available for distribution per common unit outstanding	$0.43

Limited partner units outstanding on August 6, 2018 Record Date(1)	26,839,462

Second quarter 2018 distribution declared (2)	$0.42

(1) Includes 10 million units issued as partial consideration in the Haymaker Acquisition.

(2) Includes allocated post-April 1, 2018 effective date cash receipts from the acquired Haymaker assets.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedule

(Unaudited, in thousands)

Three Months Ended
September 30, 2017

Net income	$119
Depreciation, depletion and accretion expenses	4,489
Interest expense	225
EBITDA	$4,833
Unit-based compensation	434
Adjusted EBITDA	$5,267

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Cash interest expense	167
Cash available for distribution	$5,100

Limited partner units outstanding(1)	16,509,799

Cash available for distribution per common unit outstanding	$0.31

Third quarter 2017 distribution declared	$0.31

(1)  As of the record date of November 6, 2017.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedule

(Unaudited)

Fixed Price Swaps as of September 30, 2018

			Weighted Average
	Volumes		Fixed Price
	Oil	Nat Gas	Oil	Nat Gas
	BBL	MMBTU	$/BBL	$/MMBTU
3Q 2018	18,423	—	$66.18	$—
4Q 2018	56,488	972,716	$64.28	$2.83
1Q 2019	55,260	951,570	$61.47	$2.74
2Q 2019	55,874	962,143	$61.47	$2.74
3Q 2019	56,488	972,716	$61.47	$2.74
4Q 2019	56,488	972,716	$61.47	$2.74
1Q 2020	55,874	962,143	$60.22	$2.89
2Q 2020	55,874	962,143	$60.68	$2.51